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                                                             KFORCE INC.
                                                             1001 East Palm Ave.
                                                             Tampa, FL 33605
                                                             (NASDAQ:  KFRC)

AT THE COMPANY
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Michael Blackman
Vice President - Investor Relations
(813) 552-2927

William L. Sanders
Senior Vice President/Chief Financial Officer
813-552-5000


                   BILL SANDERS NAMED CHIEF OPERATING OFFICER

               COMPANY COMPLETES NEW $100 MILLION CREDIT FACILITY

TAMPA, FL - December 5, 2002 - Kforce Inc, (NASDAQ: KFRC), a leading professional specialty staffing firm, today named William L. Sanders Chief Operating Officer of Kforce. The appointment is in addition to his current role as Chief Financial Officer which Mr. Sanders will retain.

"Bill Sanders has done an outstanding job in improving the infrastructure and operating leverage at Kforce. Over the last three years, Bill has been a key member of the executive team that has re-engineered Kforce to optimize future revenue growth and profitability. We now wish to build on his extensive expertise and success in professional sales and leadership positions in client-centric organizations" said David L. Dunkel, Chairman and Chief Executive Officer. "This important position will be key to the achievement of our goals of a culture passionate about the right match and exceptional client service which, we believe will result in optimal profitability for our shareholders."

Mr. Dunkel also stated that Larry Stanczak is leaving the Company at the end of the year. "On behalf of everyone at Kforce, I want to thank Larry for his years of service. His dedication and hard work are greatly appreciated. We wish him continued success."

Kforce Inc. is also pleased to announce that the company has successfully completed a new three year, $100 million credit facility. "Our goal was to improve on our present agreement and find longtime flexible financial partners that would work with us while we go through the ongoing changes in the staffing industry. We believe that we have been successful in reaching that objective" stated Bill Sanders, COO of Kforce. "Kforce now has a higher borrowing limit, improved interest rate and flexibility in acquisitions and stock repurchases. Given that over the past year the credit markets have tightened significantly, we believe that our success in obtaining this credit facility speaks favorably to the future prospects of Kforce."


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Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Health and Life Sciences, Finance and Accounting and Information Technology Groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Company to complete acquisitions; and the risk factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, any statement related to Kforce being well positioned to participate in an economic upturn or being able to leverage its operating platform to participate in any economic recovery are forward-looking statements. The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statement. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.





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